Exhibit 99.1

Flywire Reports Third Quarter 2024 Financial Results

Third Quarter Revenue Increased 27.2% Year-over-Year

Third Quarter Revenue Less Ancillary Services Increased 29.6% Year-over-Year

Boston, MA – November 7, 2024: Flywire Corporation (Nasdaq: FLYW) (“Flywire” or the “Company”) a global payments enablement and software company, today reported financial results for its third quarter ended September 30, 2024.

“Our third quarter results highlight our ability to capture higher payment volumes with new and existing clients, signaling the growth potential within our accounts and verticals.” said Mike Massaro, CEO of Flywire. “These results reflect our diversified business, strength of our land and expand Go To Market motion, and strong performance culture of our Flymates.”

Third Quarter 2024 Financial Highlights:

GAAP Results

•	Revenue increased 27.2% to $156.8 million in the third quarter of 2024, compared to $123.3 million in the third quarter of 2023.

•

Gross Profit increased to $100.3 million, resulting in Gross Margin of 64.0%, for the third quarter of 2024, compared to Gross Profit of $78.4 million and Gross Margin of 63.6% in the third quarter of 2023.

•	Net income was $38.9 million in the third quarter of 2024, compared to net income of $10.6 million in the third quarter of 2023.

Key Operating Metrics and Non-GAAP Results

•	Total Payment Volume increased 24.2% to $11.0 billion in the third quarter of 2024, compared to $8.9 billion in the third quarter of 2023.

•

Revenue Less Ancillary Services increased 29.6% to $151.4 million in the third quarter of 2024, compared to $116.8 million in the third quarter of 2023. Revenue Less Ancillary Services in the third quarter of 2024 was favorably impacted by changes in foreign exchange rates between June 30, 2024 and September 30, 2024 by approximately $2.5 million.

•

Adjusted Gross Profit increased to $101.9 million, up 27.2% compared to $80.1 million in the third quarter of 2023. Adjusted Gross Margin was 67.3% in the third quarter of 2024 compared to 68.6% in the third quarter of 2023.

•

Adjusted EBITDA increased to $42.2 million in the third quarter of 2024, compared to $27.5 million in the third quarter of 2023. Our adjusted EBITDA margins increased 429 bps year-over-year to 27.9% in the third quarter of 2024.

Third Quarter 2024 and Recent Business Highlights:

•	Signed more than 200 new clients across all verticals.

•

Showcased strengths in its U.S. higher education business at its inaugural client conference, Flywire Fusion, which brought together more than 100 top U.S. institutions benefiting from Flywire’s cross-border and domestic payments solutions.

•

Enhanced the payer experience for international students and seamlessly supported the nearly 2x Total Payment Volume spike in its Q3 peak education quarter compared to the average Total Payment Volume processed during the first 2 quarters of the year.

•	Repurchased 1.3 million shares for approximately $23 million, inclusive of commissions, under its share repurchase program announced on August 6th, 2024.

Fourth Quarter and Fiscal-Year 2024 Outlook:

“We delivered another strong quarter with both revenue and Adjusted EBITDA coming in at the high end of our guidance, driven by strong core performance across our verticals, during our largest education peak quarter”, said Cosmin Pitigoi, CFO of Flywire. “For Full Year 2024, we are raising the low end of revenue and Adjusted EBITDA guidance. Flywire has been and expects to continue to be a Rule of 40 company and we are confident in our strong Free Cash Flow and GAAP net income profitability trajectory ahead.”

Based on information available as of November 7, 2024, Flywire anticipates the following results for the fourth quarter and Fiscal-Year 2024.

Fiscal-Year 2024*
Revenue	$495 to $503 million
Revenue Less Ancillary Services	$479 to $485 million
Adjusted EBITDA**	$76 to $80 million

Fourth Quarter 2024*
Revenue	$121 to $129 million
Revenue Less Ancillary Services	$118 to $124 million
Adjusted EBITDA**	$15 to $19 million

*	The Company has assumed foreign exchange rates prevailing as of September 30, 2024.
**

Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because Flywire is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock.

These statements are forward-looking and actual results may differ materially. Refer to the “Safe Harbor Statement” below for information on the factors that could cause Flywire’s actual results to differ materially from these forward-looking statements.

Conference Call

The Company will host a conference call to discuss third quarter 2024 financial results today at 5:00 pm ET. Hosting the call will be Mike Massaro, CEO, Rob Orgel, President and COO, and Cosmin Pitigoi, CFO. The conference call can be accessed live via webcast from the Company’s investor relations website at https://ir.flywire.com/. A replay will be available on the investor relations website following the call.

Note Regarding Share Repurchase Program

Repurchases under the Company’s share repurchase program (the Repurchase Program) may be made from time to time through open market purchases, in privately negotiated transactions or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions, including Rule 10b-18. The timing, value and number of shares repurchased will be determined by the Company in its discretion and will be based on various factors, including an evaluation of current and future capital needs, current and forecasted cash flows, the Company’s capital structure, cost of capital and prevailing stock prices, general market and economic conditions, applicable legal requirements, and compliance with covenants in the Company’s credit facility that may limit share repurchases based on defined leverage ratios. The Repurchase Program does not obligate the Company to purchase a specific number of, or any, shares. The Repurchase Program does not expire and may be modified, suspended or terminated at any time without notice at the Company’s discretion.

Key Operating Metrics and Non-GAAP Financial Measures

Flywire uses non-GAAP financial measures to supplement financial information presented on a GAAP basis. The Company believes that excluding certain items from its GAAP results allows management to better understand its consolidated financial performance from period to period and better project its future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, Flywire believes these non-GAAP financial measures provide its stakeholders with useful information to help them evaluate the Company’s operating results by facilitating an enhanced understanding of the Company’s operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented here. Flywire’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Flywire’s industry, may calculate non-GAAP financial measures differently, limiting the usefulness of those measures for comparative purposes.

Flywire uses supplemental measures of its performance which are derived from its consolidated financial information, but which are not presented in its consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include the following:

•

Revenue Less Ancillary Services. Revenue Less Ancillary Services represents the Company’s consolidated revenue in accordance with GAAP after excluding (i) pass-through cost for printing and mailing services and (ii) marketing fees. The Company excludes these amounts to arrive at this supplemental non-GAAP financial measure as it views these services as ancillary to the primary services it provides to its clients.

•

Adjusted Gross Profit and Adjusted Gross Margin. Adjusted gross profit represents Revenue Less Ancillary Services less cost of revenue adjusted to (i) exclude pass-through cost for printing services, (ii) offset marketing fees against costs incurred and (iii) exclude depreciation and amortization, including accelerated amortization on the impairment of customer set-up costs tied to technology integration. Adjusted Gross Margin represents Adjusted Gross Profit divided by Revenue Less Ancillary Services. Management believes this presentation supplements the GAAP presentation of Gross Margin with a useful measure of the gross margin of the Company’s payment-related services, which are the primary services it provides to its clients.

•

Adjusted EBITDA. Adjusted EBITDA represents EBITDA further adjusted by excluding (i) stock-based compensation expense and related payroll taxes, (ii) the impact from the change in fair value measurement for contingent consideration associated with acquisitions, (iii) gain (loss) from the remeasurement of foreign currency, (iv) indirect taxes related to intercompany activity, (v) acquisition related transaction costs, and (vi) employee retention costs, such as incentive compensation, associated with acquisition activities. Management believes that the exclusion of these amounts to calculate Adjusted EBITDA provides useful measures for period-to-period comparisons of the Company’s business.

•

Revenue Less Ancillary Services at Constant Currency. Revenue Less Ancillary Services at Constant Currency represents Revenue Less Ancillary Services adjusted to show presentation on a constant currency basis. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. Flywire analyzes Revenue Less Ancillary Services on a constant currency basis to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

•

Non-GAAP Operating Expenses - Non-GAAP Operating Expenses represents GAAP Operating Expenses adjusted by excluding (i) stock-based compensation expense and related payroll taxes, (ii) depreciation and amortization, (iii) acquisition related transaction costs, if applicable, (iv) employee retention costs, such as incentive compensation, associated with acquisition activities and (v) the impact from the change in fair value measurement for contingent consideration associated with acquisitions.

These non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the Company’s revenue, gross profit, gross margin or net income (loss), or operating expenses prepared in accordance with

GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of Revenue Less Ancillary Services, Revenue Less Ancillary Services at Constant Currency, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA and non-GAAP Operating Expenses to the most directly comparable GAAP financial measure are presented below. Flywire encourages you to review these reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, Flywire may exclude such items and may incur income and expenses similar to these excluded items. Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because it is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock.

About Flywire

Flywire is a global payments enablement and software company. Flywire combines its proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for its clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports more than 4,000* clients with diverse payment methods in more than 140 currencies across 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA with additional offices around the globe. For more information, visit www.flywire.com. Follow Flywire on X (formerly known as Twitter), LinkedIn and Facebook.

*	excludes clients acquired from the Invoiced acquisition

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations.

Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding Revenue, Revenue Less Ancillary Services, and Adjusted EBITDA and foreign exchange rates. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: Flywire’s ability to execute its business plan and effectively manage its growth; Flywire’s cross-border expansion plans and ability to expand internationally; anticipated trends, growth rates, and challenges in Flywire’s business and in the markets in which Flywire operates; the sufficiency of Flywire’s cash and cash equivalents to meet its liquidity needs; political, economic, foreign currency exchange rate, inflation, legal, social and health risks, that may affect Flywire’s business or the global economy; Flywire’s beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including financial institutions and strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; recent and future acquisitions or investments in complementary companies, products, services, or technologies; Flywire’s ability to enter new client verticals, including its relatively new business-to-business sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; economic and industry trends, projected growth, or trend analysis; the effects of global events and geopolitical conflicts, including without limitation the continuing hostilities in Ukraine and involving Israel; Flywire’s ability to adapt to changes in U.S. federal income or other tax laws or the interpretation of tax laws, including the Inflation Reduction Act of 2022; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the increased expenses associated with being a public company; the future market price of Flywire’s common stock; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, expected to be filed with the SEC in the fourth quarter of 2024. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Investor Relations:

Masha Kahn

ir@Flywire.com

Media:

Sarah King

Media@Flywire.com

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited) (Amounts in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$156,815	$123,323	$374,594	$302,549
Costs and operating expenses:
Payment processing services costs	54,557	42,900	136,106	110,559
Technology and development	16,695	14,591	49,266	45,130
Selling and marketing	34,228	27,084	96,082	78,791
General and administrative	31,065	26,862	94,620	79,559

Total costs and operating expenses	136,545	111,437	376,074	314,039

Income (loss) from operations	$20,270	$11,886	$(1,480)	$(11,490)

Other income (expense):
Interest expense	(128)	(99)	(403)	(280)
Interest income	4,970	3,841	16,568	7,711
Gain (loss) from remeasurement of foreign currency	5,457	(4,233)	2,079	(3,518)

Total other income (expense), net	10,299	(491)	18,244	3,913

Income (loss) before provision for income taxes	30,569	11,395	16,764	(7,577)
Provision (benefit) for income taxes	(8,327)	752	(2,035)	2,276

Net Income (Loss)	$38,896	$10,643	$18,799	$(9,853)
Foreign currency translation adjustment	4,904	(2,581)	3,736	(499)
Unrealized gains (losses) on available-for-sale debt securities, net	$702	$—	$649	$—

Total other comprehensive income (loss)	$5,606	$(2,581)	$4,385	$(499)

Comprehensive income (loss)	$44,502	$8,062	$23,184	$(10,352)

Net income (loss) attributable to common stockholders - basic and diluted	$38,896	$10,643	$18,799	$(9,853)

Net income (loss) per share attributable to common stockholders - basic	$0.31	$0.09	$0.15	$(0.09)

Net income (loss) per share attributable to common stockholders - diluted	$0.30	$0.08	$0.15	$(0.09)

Weighted average common shares outstanding - basic	124,887,591	116,492,191	124,204,873	112,495,539

Weighted average common shares outstanding - diluted	129,155,010	125,480,393	129,321,573	112,495,539

Condensed Consolidated Balance Sheets

(Unaudited) (Amounts in thousands, except share amounts)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$565,035	$654,608
Short-term investments	116,091	—
Accounts receivable, net	27,510	18,215
Unbilled receivables, net	11,659	10,689
Funds receivable from payment partners	130,391	113,945
Prepaid expenses and other current assets	24,847	18,227

Total current assets	875,533	815,684
Long-term investments	40,357	—
Property and equipment, net	17,684	15,134
Intangible assets, net	126,966	108,178
Goodwill	156,292	121,646
Other assets	23,200	19,089

Total assets	$1,240,032	$1,079,731

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,182	$12,587
Funds payable to clients	298,239	210,922
Accrued expenses and other current liabilities	46,227	43,315
Deferred revenue	7,692	6,968

Total current liabilities	375,340	273,792
Deferred tax liabilities	15,573	15,391
Other liabilities	5,874	4,431

Total liabilities	396,787	293,614

Commitments and contingencies (Note 16)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of September 30, 2024 and December 31, 2023; and no shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Voting common stock, $0.0001 par value; 2,000,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 126,156,494 shares issued and 122,575,857 shares outstanding as of September 30, 2024; 123,010,207 shares issued and 120,695,162 shares outstanding as of December 31, 2023	13	11
Non-voting common stock, $0.0001 par value; 10,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 1,873,320 shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	1
Treasury voting common stock, 3,580,637 and 2,315,045 shares as of September 30, 2024 and December 31, 2023, respectively, held at cost	(23,851)	(747)
Additional paid-in capital	1,016,349	959,302
Accumulated other comprehensive income	5,705	1,320
Accumulated deficit	(154,971)	(173,770)

Total stockholders’ equity	843,245	786,117

Total liabilities and stockholders’ equity	$1,240,032	$1,079,731

Condensed Consolidated Statement of Cash Flows

(Unaudited) (Amounts in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$18,799	$(9,853)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,709	11,774
Stock-based compensation expense	48,396	31,299
Amortization of deferred contract costs	826	367
Change in fair value of contingent consideration	(988)	380
Deferred tax provision (benefit)	(6,600)	(896)
Provision for uncollectible accounts	(124)	525
Non-cash interest expense	184	242
Accretion of discounts on investments, net of amortization of premiums	(1,051)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(9,058)	(4,979)
Unbilled receivables	(970)	(1,511)
Funds receivable from payment partners	(16,446)	(17,529)
Prepaid expenses, other current assets and other assets	(7,184)	(4,536)
Funds payable to clients	87,318	8,163
Accounts payable, accrued expenses and other current liabilities	8,445	10,148
Contingent consideration	—	(467)
Other liabilities	(1,017)	(882)
Deferred revenue	(312)	(1,368)

Net cash provided by operating activities	132,927	20,877

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(45,438)	—
Purchase of debt securities	(160,629)	—
Proceeds from the maturity and sale of short-term and long-term investments	5,879	—
Capitalization of internally developed software	(4,581)	(4,148)
Purchases of property and equipment	(823)	(943)

Net cash used in investing activities	(205,592)	(5,091)

Cash flows from financing activities:
Proceeds from issuance of common stock under public offering, net of underwriter discounts and commissions	—	261,119
Payments of costs related to public offering	—	(447)
Payment of debt issuance costs	(783)	—
Contingent consideration paid for acquisitions	—	(1,207)
Purchases of treasury stock	(22,883)	—
Proceeds from the issuance of stock under Employee Stock Purchase Plan	3,108	2,691
Proceeds from exercise of stock options	3,956	8,519

Net cash provided by (used in) financing activities	(16,602)	270,675

Effect of exchange rates changes on cash and cash equivalents	(306)	567

Net increase (decrease) in cash, cash equivalents and restricted cash	(89,573)	287,028
Cash, cash equivalents and restricted cash, beginning of year	$654,608	$351,177

Cash, cash equivalents and restricted cash, end of year	$565,035	$638,205

Reconciliation of Non-GAAP Financial Measures

(Unaudited) (Amounts in millions, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$156.8	$123.3	$374.6	$302.5
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(4.2)	(5.2)	(11.4)	(15.4)
Marketing fees	(1.2)	(1.3)	(1.7)	(1.8)

Revenue Less Ancillary Services	$151.4	$116.8	$361.5	$285.3

Payment processing services costs	54.6	42.9	136.1	110.6
Hosting and amortization costs within technology and development expenses	1.9	2.0	5.8	6.5

Cost of Revenue	$56.5	$44.9	$141.9	$117.1

Adjusted to:
Exclude printing and mailing costs	(4.2)	(5.2)	(11.4)	(15.4)
Offset marketing fees against related costs	(1.2)	(1.3)	(1.7)	(1.8)
Exclude depreciation and amortization	(1.6)	(1.7)	(4.6)	(5.0)

Adjusted Cost of Revenue	$49.5	$36.7	$124.2	$94.9
Gross Profit	$100.3	$78.4	$232.7	$185.4
Gross Margin	64.0%	63.6%	62.1%	61.3%

Adjusted Gross Profit	$101.9	$80.1	$237.3	$190.4
Adjusted Gross Margin	67.3%	68.6%	65.6%	66.7%

	Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
	Transaction	Platform and Other Revenues	Revenue	Transaction	Platform and Other Revenues	Revenue
Revenue	$134.4	$22.4	$156.8	$314.9	$59.6	$374.6
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(4.2)	(4.2)	—	(11.4)	(11.4)
Marketing fees	(1.2)	—	(1.2)	(1.7)	—	(1.7)

Revenue Less Ancillary Services	$133.2	$18.2	$151.4	$313.2	$48.2	$361.5

Percentage of Revenue	85.7%	14.3%	100.0%	84.1%	15.9%	100.0%
Percentage of Revenue Less Ancillary Services	88.0%	12.0%	100.0%	86.6%	13.3%	100.0%

	Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
	Transaction	Platform and Other Revenues	Revenue	Transaction	Platform and Other Revenues	Revenue
Revenue	$104.6	$18.7	$123.3	$247.7	$54.8	$302.5
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(5.2)	(5.2)	—	(15.4)	(15.4)
Marketing fees	(1.3)	—	(1.3)	(1.8)	—	(1.8)

Revenue Less Ancillary Services	$103.3	$13.5	$116.8	$245.9	$39.4	$285.3

Percentage of Revenue	84.8%	15.2%	100.0%	81.9%	18.1%	100.0%
Percentage of Revenue Less Ancillary Services	88.4%	11.6%	100.0%	86.2%	13.8%	100.0%

Revenue Less Ancillary Services at Constant Currency:

(unaudited) (in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Growth Rate	2024	2023	Growth Rate
Revenue	$156.8	$123.3	27%	$374.6	$302.5	24%
Ancillary services	(5.4)	(6.5)		(13.1)	(17.2)

Revenue Less Ancillary Services	151.4	116.8	30%	361.5	285.3	27%

Effects of foreign currency rate fluctuations	(1.9)	—		(1.2)	—

Revenue Less Ancillary Services at Constant Currency	$149.5	$116.8	28%	$360.3	$285.3	26%

EBITDA and Adjusted EBITDA

(Unaudited) (in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$38.9	$10.6	$18.8	$(9.9)
Interest expense	0.1	0.1	0.4	0.3
Interest income	(5.0)	(3.8)	(16.6)	(7.7)
(Benefit from) provision for income taxes	(8.3)	0.8	(2.0)	2.3
Depreciation and amortization	4.6	4.0	13.5	12.1

EBITDA	30.3	11.7	14.1	(2.9)
Stock-based compensation expense and related taxes	16.4	11.6	49.0	32.3
Change in fair value of contingent consideration	(0.1)	—	(1.0)	0.4
(Gain) loss from remeasurement of foreign currency	(5.5)	4.2	(2.1)	3.5
Indirect taxes related to intercompany activity	0.1	0.1	0.2	0.2
Acquisition related transaction costs	0.5	—	0.5	—
Acquisition related employee retention costs	0.5	(0.1)	0.5	0.8

Adjusted EBITDA	$42.2	$27.5	$61.2	$34.3

Reconciliation of Non-GAAP Operating Expenses

(Unaudited) (in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
GAAP Technology and development	$16.7	$14.6	$49.3	$45.1
(-) Stock-based compensation expense and related taxes	(3.1)	(2.4)	(8.6)	(6.7)
(-) Depreciation and amortization	(1.7)	(2.1)	(5.3)	(6.1)
(-) Acquisition related employee retention costs	—	(0.1)	—	(0.8)

Non-GAAP Technology and development	$11.9	$10.0	$35.4	$31.5

GAAP Selling and marketing	$34.2	$27.1	$96.1	$78.8
(-) Stock-based compensation expense and related taxes	(4.6)	(3.1)	(13.6)	(9.2)
(-) Depreciation and amortization	(2.1)	(1.3)	(6.0)	(3.9)
(-) Acquisition related employee retention costs	(0.5)	—	(0.5)	(0.2)

Non-GAAP Selling and marketing	$27.0	$22.7	$76.0	$65.5

GAAP General and administrative	$31.1	$26.9	$94.6	$79.6
(-) Stock-based compensation expense and related taxes	(8.7)	(6.1)	(26.8)	(16.4)
(-) Depreciation and amortization	(0.7)	(0.6)	(2.2)	(2.1)
(-) Change in fair value of contingent consideration	0.1	—	1.0	(0.4)
(-) Acquisition related transaction costs	(0.5)	—	(0.5)	—

Non-GAAP General and administrative	$21.3	$20.2	$66.1	$60.7

Guidance

(in millions)

	Three Months Ended December 31, 2024		Year Ended December 31, 2024
	Low	High	Low	High
Revenue	$121.0	$129.0	$495.0	$503.0
Adjusted to exclude gross up for:
Pass through cost for printing and mailing	(2.7)	(4.5)	(14.0)	(15.8)
Marketing fees	(0.3)	(0.5)	(2.0)	(2.2)

Revenue Less Ancillary Services	$118.0	$124.0	$479.0	$485.0

Adjusted EBITDA	$15.0	$19.0	$76.0	$80.0